Exhibit 99.1

For Immediate Release

Broder Bros., Co. and Ad Hoc Committee of Note Holders Reach Agreement in Principal on Terms of Exchange Offer

Trevose, PA, April 15, 2009 – Broder Bros., Co. (the “Company”) today announced that the Company and its board had reached an agreement in principal on the terms of an exchange offer with an Ad Hoc Committee of the holders of its 11 1/4% Senior Notes due October 15, 2010 (the “Existing Notes”). The exchange offer is supported by the Ad Hoc Committee comprised of holders of roughly 30% of the Existing Notes.

In the aggregate and with full participation, note holders would exchange $225 million in face value of Existing Notes for $100 million in senior notes maturing in 2013 and 95% of the Company’s common stock with a provision for a management option program.

The ad hoc committee has been advised by Broadpoint Capital on financial issues and by Quinn Emanuel Urquhart Oliver & Hedges, LLP on legal issues.

“We are pleased to have come to these terms with the note holders. This is the next step that was contemplated when we amended our revolving credit facility with the bank group. This exchange, once completed, will reduce the Company’s leverage, extend the maturity of its senior unsecured debt, decrease its cash interest expense, and enhance the Company’s near-term liquidity. We are gratified by the support of the Ad Hoc Committee in helping the Company get here. Now we are anxious to launch and complete the exchange offer so we can devote our undivided attention to offering customers the level of inventory and service that allowed us to outperform the industry last year,” commented Tom Myers, the Company’s CEO.

The Company also announced that it will not make the interest payment on the Existing Notes due today. The Company has until May 15, 2009, to make the payment within the grace period in the Existing Notes’ indenture. Following the recent amendment to the Company’s revolving credit facility, this failure to pay interest is not a default, and will not adversely affect the Company’s ability to borrow, under that credit facility.

The new securities will not be registered under the Securities Act or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The exchange offer and consent solicitation are being made only pursuant to an offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

About Broder Bros., Co.

Broder Bros., Co. is one of the nation’s largest distributors of trade, private label, and exclusive apparel brands to the imprinting, embroidery and promotional product industries, serving customers since 1919. It currently has eight distribution centers across the U.S. and has the capability to deliver to approximately 80 percent of the U.S. population in one day. Via its three divisions, the company distributes industry-leading brands Anvil, Fruit of the Loom, Gildan, Hanes and Jerzees as well as exclusive retail brands Adidas Golf, Champion and Columbia.

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified as such because the context of the statement includes words such as “believe,” “expect,” “anticipate,” “will,” “should” or other words of similar import. These statements also include, but are not limited to, the companies’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Broder Bros., Co. and are subject to significant risks and uncertainties.

Forward looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: failure to complete the exchange offer and abide by the terms of our amendment to our credit facility could lead us to seek further restructuring or ultimately become unable to operate as a viable company; if our cash provided by operating and financing activities continues to be insufficient to fund our cash requirements, we will face substantial liquidity problems without a restructuring; a long and protracted restructuring could adversely impact our management and otherwise adversely affect our business; slowdowns in general economic activity, resulting in a detrimental impact on our customers and having an adverse effect on our sales and profitability; our ability to access the credit and capital markets being adversely affected by factors beyond our control, including turmoil in the financial services industry, volatility in financial markets and general economic downturns; the inability to compete successfully, resulting in a loss of customers; a disruption in our distribution centers affecting our results of operations; a disruption in the ability of our suppliers to deliver products to us; our relationships with most of our suppliers are terminable at will and the loss of any of these suppliers could have an adverse effect on our sales and profitability; we do not have any long-term contracts with our customers and the loss of customers could adversely affect our sales and profitability; unsuccessful prediction of customer demand for our private label products; we rely significantly on one shipper to distribute our products to our customers and any service disruption could have an adverse effect on our sales; if any of our distribution facilities were to unionize, we would incur increased risk of work stoppages and possibly higher labor costs; loss of key personnel or our inability to attract and retain new qualified personnel could hurt our business and inhibit our ability to operate and grow successfully; incurring restructuring or impairment charges; unsuccessful identification or completion of future acquisitions; our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations; we intend to cease filing reports with the SEC as soon as possible; despite current anticipated indebtedness levels and restrictive covenants, we may incur additional indebtedness in the future; the current principal shareholders of the company will continue to have significant influence over our operations; and other factors, risks and uncertainties detailed from time to time in our SEC filings. We assume no obligation to update these forward-looking statements.

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